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                                  DETACH HERE

                                     PROXY

                            C-CUBE MICROSYSTEMS INC.

                    PROXY FOR ANNUAL MEETING OF STOCKHOLDERS
                      SOLICITED BY THE BOARD OF DIRECTORS

     The undersigned hereby appoints Alexandre A. Balkanski and Richard Foreman, and each of them, with full power of substitution, to represent the undersigned and to vote all of the shares of stock in C-Cube Microsystems Inc. (the "Company") which the undersigned is entitled to vote at the Annual Meeting of the Stockholders of the Company to be held at the Company located at 1778 McCarthy Blvd., Milpitas, California 95035 on _______, 2000 at 9:00 a.m. Pacific Time and at any adjournment thereof (1) as hereinafter specified upon the proposals listed on the reverse side and as more particularly described in the Registration Statement on Form S-4 dated ________, 2000 (the "Registration Statement"), receipt of which is hereby acknowledged, and (2) in their discretion, upon such other matters as may properly come before the meeting. The undersigned hereby acknowledges receipt of the Company's Registration Statement.

     THE SHARES REPRESENTED HEREBY SHALL BE VOTED AS SPECIFIED. IF NO SPECIFICATION IS MADE, SUCH SHARES SHALL BE VOTED FOR PROPOSALS 1 AND 2.

                                                                     SEE REVERSE
                   CONTINUED AND TO BE SIGNED ON REVERSE SIDE           SIDE


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
    PLEASE MARK
[X] VOTES AS IN
    THIS EXAMPLE

    A vote FOR the following proposals is
    recommended by the Board of Directors.
                                                                                        FOR  AGAINST  ABSTAIN
    1.  TO CONSIDER AND VOTE UPON A              2.  TO TRANSACT SUCH OTHER BUSINESS    [ ]    [ ]      [ ]
        PROPOSAL TO APPROVE THE AMENDED              AS MAY PROPERLY COME BEFORE THE
        AND RESTATED AGREEMENT AND PLAN              SPECIAL MEETING OR ANY
        OF MERGER AND REORGANIZATION,                ADJOURNMENT OR POSTPONEMENT OF
        DATED AS OF DECEMBER 9, 1999, BY             THE MEETING.
        AND BETWEEN HARMONIC INC. AND
        C-CUBE MICROSYSTEMS, INC.                MARK HERE IF YOU PLAN TO ATTEND THE MEETING            [ ]

          FOR   AGAINST   ABSTAIN
          [ ]     [ ]      [ ]                   MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT          [ ]
                                                 WHETHER OR NOT YOU PLAN TO ATTEND THE
                                                 MEETING IN PERSON, YOU ARE URGED TO SIGN
                                                 AND PROMPTLY MAIL THIS PROXY IN THE
                                                 RETURN ENVELOPE SO THAT YOUR STOCK MAY
                                                 BE REPRESENTED AT THE MEETING.
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